Listing Report:Supplement No. 36 dated Jan 12, 2011 to Prospectus dated Dec 20, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Dec 20, 2010 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Dec 20, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 489382
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$9,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$9,000	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	13.90%	Borrower rate/APR:	14.90% / 17.07%	Monthly payment:	$311.55

Lender servicing fee:	1.00%	Effective Yield*:	13.67%
		Estimated return*:	7.72%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jun-1997	Debt/Income ratio:	14%
Credit score:	700-719 (Dec-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 10	Length of status:	1y 2m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Fireman
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,027	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	58%
		Homeownership:	Yes
Screen name:	dieseldad13	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Septic Tank
Purpose of loan:
This loan will be used to replace/repair field lines for my septic tank. It is also so I can avoid maximizing my available balances on my credit cards to get this loan ?

My financial situation:
My financial situation is very stable as you can see with my above 700 credit score. I also show in my profile that I am just one point shy of a perfect score rating for Prosper?s rating scale.I am a full-time firefighter for a city department that offers extra over time each and every month that pays time and a half. I am also a full-time firefighter for a county department, this positions allows me to work as many or as few shifts per month as I choose.

Monthly net income: $
My city position pays $55,000.00 per year and my county position pays $15,000.00.

Monthly expenses: $
??Housing: $1086.00
??Insurance: $45.00
??Car expenses: $95.00
??Utilities: $190.00
??Phone, cable, internet: $150.00
??Food, entertainment: $ 400.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 300.00
??Other expenses: $ 150.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490366
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	28.50%	Borrower rate/APR:	29.50% / 33.10%	Monthly payment:	$316.34

Lender servicing fee:	1.00%	Effective Yield*:	27.78%
		Estimated return*:	16.98%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-1991	Debt/Income ratio:	15%
Credit score:	660-679 (Jan-2011)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	6y 3m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Social Worker
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$5,726	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	67%
		Homeownership:	No
Screen name:	best-payment-ace	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying creditors
Purpose of loan:
This loan will be used to pay off some of my creditors so that I have?reduced monthly payments and more usable income.
My financial situation:
I am a good candidate for this loan because I have had a steady and secure job for 6+ years. I have made major strides in improving my credit history and maintaing an on time payment schedule.?

Monthly net income: $ 5300.00

Monthly expenses: $
??Housing: $ 2000.00
??Insurance: $ 100.00????
??Car expenses: $660.00 (includin gas & maintenance)
??Utilities: $?250.00
??Phone, cable, internet: $?150.00?
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 300.00
??Credit cards and other loans: $ 260.00
??Other expenses: $ 300.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490378
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	13.90%	Borrower rate/APR:	14.90% / 17.07%	Monthly payment:	$519.25

Lender servicing fee:	1.00%	Effective Yield*:	13.67%
		Estimated return*:	7.72%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Aug-2000	Debt/Income ratio:	40%
Credit score:	740-759 (Jan-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	17 / 17	Length of status:	3y 6m
Amount delinquent:	$0	Total credit lines:	42	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$28,351	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	57%
		Homeownership:	Yes
Screen name:	aggresive-moola9	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Grad Student, Mom and Professional!
Purpose of loan:
This loan will be used to pay off my high interest credit card.? With the decline of the housing market, re-financing the house was not an option to finance my education.? We lost $114,000 in value since 2008.? Releasing me from the worries of credit card pain will give me the next steps to advance my future and my familys future.

My financial situation:
I am a good candidate for this loan because I have had an amazing credit history, no late payments, and I will be graduating with my Masters Degree from the University of Central Florida this upcoming year.? I also have an amazing position with the University of Central Florida in Higher Education.? I am considered a State Employee in Public Service and have a secure employment future.?

Monthly net income: $? 38152 (Personal), Husband $47,000

Monthly expenses: $
??Housing: $ 1187.00
??Insurance: $ 140.00
??Car expenses: $?0
??Utilities: $ 300
??Phone, cable, internet: $ 200
??Food, entertainment: $ 50
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 700
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490398
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	28.50%	Borrower rate/APR:	29.50% / 33.10%	Monthly payment:	$316.34

Lender servicing fee:	1.00%	Effective Yield*:	27.78%
		Estimated return*:	16.98%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Oct-1980	Debt/Income ratio:	38%
Credit score:	740-759 (Jan-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	9y 3m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$42,143	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	91%
		Homeownership:	Yes
Screen name:	pesoasaurus	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Debt Consolidation
Purpose of loan:
This loan will be used to consolidate business debt currently on credit cards.? The business is 10 years old this year and?has positive cash flow.?

My financial situation:
While my credit rating is good (740/759), I show a high utilization of credit (the reason?for the low Prosper rating).? No?delinquencies etc.? During the credit crunch, some of the interest rates were raised on our existing debt.? We have been, and continue to repay these amounts on time, however the interest rate is?unnecessarily high - it only makes sense to consolidate the debt under a lower rate.

Monthly net income: $ 8,500

Monthly expenses: $
??Housing: $ 3000 ($1,500 company housing allowance)
??Insurance: $ 90
??Car expenses: $ 100
??Utilities: $ 50
??Phone, cable, internet: $?50
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490410
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$3,150	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	28.50%	Borrower rate/APR:	29.50% / 33.10%	Monthly payment:	$189.80

Lender servicing fee:	1.00%	Effective Yield*:	27.78%
		Estimated return*:	16.98%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jan-2001	Debt/Income ratio:	6%
Credit score:	700-719 (Jan-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	4 / 4	Length of status:	3y 8m
Amount delinquent:	$223	Total credit lines:	14	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$817	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Bankcard utilization:	70%
		Homeownership:	Yes
Screen name:	liberty-contributor	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate
Purpose of loan:
This loan will be used to pay off bills?and be?able to visit my mom in?Florida this March.??
My financial situation:
I am a good candidate for this loan because I have fair credit and a good job. This monthly payment is quite manageable. I also have over 12k in a retirement account that I can show for stability. I just do not want to tap in to it. Also the "now delinquent" section is inaccurate. I am not delinquent on anything. I just pulled my report myself and experian is the only one reporting this way. The reason for this is that Americredit was bought out by GMAC and their billing system has been erratic ever since the buyout in late 2009. This mystery $223 amount is the amount left over that the?customer service rep forgot to include in my payoff that I requested online. The car is paid in full and has a zero balance as of 20 days ago.The worst thing about this is that is dropped my credit score 30 points!! ?Frustrating. Anyhow, just wanted to clear that up.

Monthly net income: $ 6200

Monthly expenses: $
??Housing: $ 1720
??Insurance: $ 160
??Car expenses: $?260
??Utilities: $?300
??Phone, cable, internet: $ 100
??Food, entertainment: $ 350
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 100
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490191
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,500.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$2,450	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	13.90%	Borrower rate/APR:	14.90% / 17.07%	Monthly payment:	$121.16

Lender servicing fee:	1.00%	Effective Yield*:	13.67%
		Estimated return*:	7.72%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Feb-1992	Debt/Income ratio:	9%
Credit score:	820-839 (Jan-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	9y 4m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,613	Stated income:	$100,000+
Delinquencies in last 7y:	5	Bankcard utilization:	43%
		Homeownership:	Yes
Screen name:	1Pioneer	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Tank less water heater plus more.
Purpose of loan:
This loan will be used to replace my old water heater with a new tankless water heater.? Finish landscaping the front yard and make some electical improvement in the house.

My financial situation:
I am a good candidate for this loan because repayment of the loan will not cause a significant impact to my budget.Funding the projects in this manner enables completion to accomplished several months sooner.Installing a tankless water heater as opposed to the traditional style of water heater will cut my electric bill by some 30%.

Monthly net income: $ 6801.50

Monthly expenses: $ 4610.45
??Housing: $ 1818.75
??Insurance:?I pay $300.00 bi-annually for insurance, no monthly payment.
??Car expenses:?$ 0.00 both my vehicles?have clear titles.
??Utilities: $ 90.00
??Phone, cable, internet: $ 225.00
??Food, entertainment: $ 1000.00
??Clothing, household expenses $ 250.00
??Credit cards and other loans: $ 1226.70
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490357
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$7,500	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	13.90%	Borrower rate/APR:	14.90% / 17.07%	Monthly payment:	$259.62

Lender servicing fee:	1.00%	Effective Yield*:	13.67%
		Estimated return*:	7.72%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Nov-2004	Debt/Income ratio:	7%
Credit score:	680-699 (Jan-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	2y 11m
Amount delinquent:	$0	Total credit lines:	30	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,741	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	15	Bankcard utilization:	75%
		Homeownership:	No
Screen name:	Samandiriel	Borrower's state:	Arizona	Borrower's group:	Thousand Dollar Group
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Medical leave debt consolidation
I'm looking to consolidate high interest credit card debt acquired during a medical leave of absence. I was unable to work for the last half of 2010 and wound up going through my savings and had to tap my credit. While this loan will not cover all my credit card debt it will cover the highest interest rate cards. I have reasonable interest rates on my lines of credit, so those are not a concern. A seconday reason for a Prosper loan is that servicing a loan like this will help boost my credit rating.

Lines of Credit: $3,700 ($150/mo)Credit Cards: $9,200 ($320/mo)TOTAL DEBT: $12,900 ($470/mo)MONTHLY INCOME $3,000Housing $450.00Insurance $160.00Car expenses $115.00Utilities $110.00Phone, internet $230.00Food, entertainment $800.00Clothing, household $200.00Debt servicing $470.00Medication / medical $180.00TOTAL EXPENSES $2,715.00

Much more info available on request - 1000 char limit requires omitting much detail!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490389
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	14.20%
Term:	36 months

Lender yield:	31.20%	Borrower rate/APR:	32.20% / 35.86%	Monthly payment:	$218.33

Lender servicing fee:	1.00%	Effective Yield*:	29.77%
		Estimated return*:	15.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Oct-1982	Debt/Income ratio:	18%
Credit score:	660-679 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	6	Current / open credit lines:	2 / 2	Length of status:	32y 11m
Amount delinquent:	$18,067	Total credit lines:	22	Occupation:	Postal Service
Public records last 12m / 10y:	1/ 2	Revolving credit balance:	$1,718	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	rajincajin	Borrower's state:	Texas	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off doctor bills
Purpose of loan:
This loan will be used to?pay off bills?

My financial situation:
I am a good candidate for this loan because? i have a steady job and really hate owing people

Monthly net income: $ 2800

Monthly expenses: $
??Housing: $ 600
??Insurance: $ 200
??Car expenses: $ 400
??Utilities: $?100
??Phone, cable, internet: $ 200
??Food, entertainment: $ 400
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490559
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	14.20%
Term:	36 months

Lender yield:	31.20%	Borrower rate/APR:	32.20% / 35.86%	Monthly payment:	$218.33

Lender servicing fee:	1.00%	Effective Yield*:	29.77%
		Estimated return*:	15.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jun-1997	Debt/Income ratio:	21%
Credit score:	680-699 (Jan-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	10y 1m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$15,599	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	76%
		Homeownership:	Yes
Screen name:	laudable-responsibility8	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my credit cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.